EXHIBIT 99.1

JOINT FILER INFORMATION

Other Reporting Person(s)

1.HARBORVIEW MASTER FUND, L.P.

Item	Information
Name:	HARBORVIEW MASTER FUND, L.P.
Address:	850 Third Avenue, Suite 1801, New York, New York 10022
Designated Filer:	Harborview Advisors, LLC
Date of Event Requiring Statement (Month/Day/Year):	May 11, 2010
Issuer Name and Ticker or Trading Symbol:	Alliqua, Inc. [HPLF.OB]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	By:	Richard Rosenblum
	Name:	Richard Rosenblum
	Title:	Managing Member
	Date:	January 4, 2011

2.HARBORVIEW VALUE MASTER FUND, L.P.

Item	Information
Name:	HARBORVIEW VALUE MASTER FUND, L.P.
Address:	850 Third Avenue, Suite 1801, New York, New York 10022
Designated Filer:	Harborview Advisors, LLC
Date of Event Requiring Statement (Month/Day/Year):	May 11, 2010
Issuer Name and Ticker or Trading Symbol:	Alliqua, Inc. [HPLF.OB]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
By:	Richard Rosenblum
Name:	Richard Rosenblum
Title:	Managing Member
Date:	January 4, 2011